EXECUTION VERSION









                            STOCK PURCHASE AGREEMENT



                                  BY AND AMONG

                             THE RESTAURANT COMPANY,

                                TRC HOLDING LLC,

                         WILSHIRE RESTAURANT GROUP, INC.

                                       AND

        THE INDIVIDUALS AND ENTITIES LISTED ON EXHIBIT A ATTACHED HERETO



                             DATED AS OF MAY 3, 2006







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ARTICLE I DEFINITIONS AND TERMS................................................1
     1.01       SPECIFIC DEFINITIONS...........................................1
     1.02       OTHER DEFINITIONAL PROVISIONS..................................5

ARTICLE II PURCHASE AND SALE...................................................5
     2.01       EXCHANGE OF SHARES.............................................5
     2.02       THE CLOSING....................................................6
     2.03       CLOSING DELIVERIES.............................................6
     2.04       TERMINATION OF STOCKHOLDERS AGREEMENTS.........................6
     2.05       TERMINATION OF VOTING TRUST AGREEMENT..........................7
     2.06       TERMINATION OF OPTIONS.........................................7

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLERS..........................7
     3.01       OWNERSHIP OF SHARES............................................7
     3.02       AUTHORIZATION..................................................7
     3.03       BINDING EFFECT.................................................7
     3.04       NO VIOLATIONS..................................................7
     3.05       CONSENTS AND APPROVALS.........................................8
     3.06       INVESTMENT REPRESENTATION......................................8
     3.07       RESTRICTED SECURITIES..........................................8
     3.08       RESIDENCY......................................................8
     3.09       ACCREDITED INVESTOR............................................8
     3.10       INVESTMENT INTENT..............................................8
     3.11       LEGEND.........................................................9

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF WRG...............................9
     4.01       ORGANIZATION...................................................9
     4.02       CAPITALIZATION.................................................9
     4.03       AUTHORIZATION.................................................10
     4.04       NO VIOLATIONS.................................................10
     4.05       CONSENTS AND APPROVALS........................................10

ARTICLE V REPRESENTATIONS AND WARRANTIES OF TRCH..............................10
     5.01       ORGANIZATION..................................................10
     5.02       CAPITALIZATION................................................10
     5.03       AUTHORIZATION.................................................11
     5.04       NO VIOLATIONS.................................................11
     5.05       CONSENTS AND APPROVALS........................................11

ARTICLE VI COVENANTS..........................................................11
     6.01       REASONABLE BEST EFFORTS.......................................11
     6.02       DIRECTOR AND OFFICER COVERAGE; FIDUCIARY COVERAGE.............12
     6.03       OPTIONS.......................................................12
     6.04       WARRANTS......................................................12
     6.05       FURTHER ASSURANCES............................................12


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ARTICLE VII CONDITIONS TO CLOSING.............................................12
     7.01       GENERAL CONDITIONS............................................12
     7.02       CONDITIONS TO OBLIGATIONS OF SELLERS AND WRG..................13
     7.03       CONDITIONS TO OBLIGATIONS OF TRCH AND TRC.....................13

ARTICLE VIII GENERAL PROVISIONS...............................................13
     8.01       NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.....13
     8.02       EXPENSES......................................................14
     8.03       AMENDMENT.....................................................14
     8.04       ASSIGNMENT....................................................14
     8.05       WAIVER........................................................14
     8.06       NOTICES.......................................................14
     8.07       HEADINGS AND SCHEDULES........................................15
     8.08       APPLICABLE LAW................................................15
     8.09       NO THIRD PARTY RIGHTS.........................................15
     8.10       COUNTERPARTS..................................................15
     8.11       SEVERABILITY..................................................15
     8.12       ENTIRE AGREEMENT..............................................15
     8.13       SELLERS' REPRESENTATIVE.......................................15
     8.14       CONSENT TO JURISDICTION; JURY TRIAL; VENUE....................16
     8.15       FAIR CONSTRUCTION.............................................17


















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                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT, dated as of May 3, 2006, is by and among The Restaurant Company, a Delaware corporation ("TRC"), TRC Holding LLC, a Delaware limited liability company and the indirect parent of TRC ("TRCH"), Wilshire Restaurant Group, Inc., a Delaware corporation ("WRG"), the shareholders of WRG (each individually a "SHAREHOLDER" and collectively, the "SHAREHOLDERS"), the optionholder of WRG (the "OPTIONHOLDER"), and the warrantholders of WRG (each individually a "WARRANTHOLDER" and collectively, the "WARRANTHOLDERS"). The Shareholders, Optionholder and Warrantholders shall be collectively referred to herein as the "Sellers."

                                    RECITALS

     WHEREAS, as of the date hereof, the Shareholders own those shares of Class A Common Stock, par value $0.001 per share (the "CLASS A COMMON STOCK"), and Preferred Stock, par value $0.001 per share (the "PREFERRED STOCK"), each as set forth opposite such Shareholder's name on EXHIBIT A attached hereto (the "SHARES OF STOCK"), which constitute all of the issued and outstanding shares of capital stock of WRG;

     WHEREAS, as of the date hereof, pursuant to the vesting provisions contained in the option agreement, the Optionholder has the option to purchase that number of shares of Class A Common Stock, as set forth opposite the Optionholder's name on EXHIBIT A attached hereto (the "OPTIONS"), which constitute all of the issued and outstanding options to purchase shares of capital stock of WRG;

     WHEREAS, as of the date hereof, the Warrantholders own those warrants of WRG to purchase that number of shares of Class A Common Stock and Preferred Stock of WRG, each as set forth opposite such Warrantholder's name on EXHIBIT A attached hereto (the "WARRANTS" and, collectively with the Shares of Stock and the Options, the "SHARES"), which constitute all of the issued and outstanding warrants to purchase shares of capital stock of WRG;

     WHEREAS, TRCH, through its indirect, wholly-owned subsidiary, TRC, has agreed to purchase from the Sellers, and the Sellers desire to sell to TRC, the Shares, in exchange for Units of TRCH, pursuant to the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, in connection with the consummation of the transactions contemplated by this Agreement, WRG will become a direct, wholly-owned subsidiary of TRC.

     NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I
                              DEFINITIONS AND TERMS

     1.01 SPECIFIC DEFINITIONS. As used in this Agreement, the following terms have the following meanings:


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     "AFFILIATE" means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such Person. For purposes of this definition, "control" (including, with correlative meaning, the terms "controlling," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person through the ownership of such Person's voting securities, by contract or otherwise.

     "AGREEMENT" means this Stock Purchase Agreement, as the same may be amended or supplemented from time to time in accordance with its terms.

     "AUTHORIZED ACTION" has the meaning specified in SECTION 8.13(C).

     "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banks in New York City are authorized or obligated by Law or executive order to close.

     "CLASS A COMMON STOCK" has the meaning specified in the RECITALS.

     "CLASS B COMMON STOCK" has the meaning specified in SECTION 4.02.

     "CLASS A UNIT" means a unit representing a fractional part of the ownership of TRCH and having the rights, preferences and obligations specified with respect to Class A Units in the TRCH Operating Agreement.

     "CLASS B UNIT" means a unit representing a fractional part of the ownership of TRCH and having the rights, preferences and obligations specified with respect to Class B Units in the TRCH Operating Agreement.

     "CLOSING" means the closing of the transactions contemplated by this Agreement.

     "CLOSING DATE" means the date on which the Closing occurs.

     "CONSENT" means any consent, waiver, approval, authorization, notification, exemption, registration or declaration.

     "CONTRACT" means, whether oral or written, any agreement, contract, lease, license, franchise, note, bond, mortgage, indenture, guarantee, purchase or sale order or other instrument or obligation, arrangement or commitment, including all amendments thereto.

     "COVERAGE PERIOD" has the meaning specified in SECTION 6.02.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "GOVERNMENTAL AUTHORITY" means any court, administrative agency or commission, self-regulatory organization, or other regulatory body or other foreign or domestic governmental or quasi-governmental authority or instrumentality.


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     "INDEBTEDNESS" means, as applied to WRG and its Subsidiaries, all indebtedness of the applicable company or any of its Subsidiaries for borrowed money, whether current or funded, or secured or unsecured, including, without limitation, (a) all indebtedness of any such Person for the deferred purchase price of property or services, excluding trade accounts payable, (b) all indebtedness of any such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (c) all indebtedness of any such Person secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of the property subject to such mortgage or Lien, (d) all the obligations under leases which shall have been or are required to be, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable as a lessee, (e) all interest, fees, penalties (including pre-payment penalties) and other expenses owed (or to be owed in connection with the repayment thereof) with respect to the indebtedness referred to above, and (f) all indebtedness referred to above which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss. Notwithstanding the foregoing, "Indebtedness" shall not include (i) indebtedness owing by the applicable company to any of its Subsidiaries, or by any Subsidiary of the applicable company to the applicable company or any other Subsidiary of the applicable company, (ii) outstanding and unpaid checks issued by the applicable company or any of its Subsidiaries, or (iii) any letters of credit outstanding as of the date hereof.

     "JUDGMENTS" means any judgments, injunctions, orders, decrees, writs, rulings or awards of any court or other judicial authority or any governmental, administrative or regulatory authority of competent jurisdiction.

     "LAWS" means any Federal, provincial, state, local, municipal, international or foreign law, statute, ordinance, code, rule, regulation, judgment, order or decree.

     "LIENS" means all liens, mortgages, pledges, easements, charges, security interests, options or other encumbrances.

     "MC" means Marie Callender Pie Shops, Inc., a California corporation.

     "MC BUSINESS" means the operation and/or franchising of full service restaurants in the family restaurant segment under the "Marie Callender's" trademark or any derivation thereof by WRG and its Subsidiaries and as conducted as of the date hereof.

     "OPTIONS" has the meaning specified in the RECITALS.

     "PERKINS BUSINESS" means the operation and/or franchising of full service restaurants in the family restaurant segment under the "Perkins" Trademark or any derivation thereof or bakery and food service distribution under the "Foxtail Food" Trademark or any derivation thereof, in each case by TRCH and its Subsidiaries, and in each case as conducted as of the date hereof.

     "PERMITS" means all permits, franchises, authorizations, approvals, registrations, waivers, accreditations, licenses, certificates or variances granted by or obtained from any Federal, state or local governmental, administrative or regulatory authority.


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     "PERSON" means an individual, a corporation, a limited liability company, a partnership, joint venture, an association, an estate, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality of a government or political subdivision.

     "PREFERRED STOCK" has the meaning specified in the RECITALS.

     "PROCEEDING" means any action, suit, demand, claim or legal, administrative, arbitration or other alternative dispute resolution proceeding, or any hearing or investigation by a Governmental Authority.

     "PROPORTIONATE SHARE" for any Seller means a proportion determined by dividing (a) the number of shares of Preferred Stock set forth opposite such Seller's name on EXHIBIT A attached hereto (including all of the shares of Preferred Stock owned by such Seller as a result of the exercise of all of his, her or its Warrants) by (b) the total number of shares of Preferred Stock held by all of the Sellers (including all of the shares of Preferred Stock owned by the Sellers as a result of the exercise of all of the Warrants).

     "PUNITIVE DAMAGES" means damages other than compensatory damages which may be awarded against a Person to punish such Person or to deter future wrongdoing.

     "SECURITIES ACT" means the United States Securities Act of 1933, as amended.

     "SELLERS" has the meaning specified in the RECITALS.

     "SELLERS' REPRESENTATIVE" has the meaning specified in SECTION 8.13.

     "STOCKHOLDERS AGREEMENTS" means (i) that certain Stockholders Agreement, dated as of November 12, 1999 (as amended, modified or supplemented from time to time), by and among WRG, Castle Harlan Partners III, L.P. and the other stockholders party thereto and (ii) that certain Stockholders Agreement, dated as of June 29, 2000 (as amended, modified or supplemented from time to time), by and among WRG, Castle Harlan Partners III, L.P., Frogmore Family Fund, L.L.C., BancBoston Investments, Inc., Eagle Mezzanine Partners I, LLC, Allied Capital Corporation and the other parties thereto.

     "SHARES" has the meaning specified in the RECITALS.

     "STOCK OPTION PLAN" means the Wilshire Group, Inc. 1999 Stock Option Plan, as amended.

     "SUBSIDIARY" means, with respect to any Person, any corporation, association, partnership, limited liability company, trust or other entity of which more than 50% of the total voting power, whether by way of contract or otherwise, of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.


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     "TRANSACTION DOCUMENTS" shall mean this Agreement and any other certificate, agreement, document or other instrument to be executed and delivered in connection with the transaction contemplated by this Agreement.

     "TRCH OPERATING AGREEMENT" means that certain amended and restated operating agreement of TRCH, dated September 21, 2005 (as amended, modified or supplemented from time to time).

     "TRCH REGISTRATION RIGHTS AGREEMENT" means that certain registration rights agreement of TRCH, dated as of September 21, 2005 (as amended, modified or supplemented from time to time).

     "TRCH UNITHOLDERS AGREEMENT" means that certain unitholders agreement of TRCH, dated as of September 21, 2005 (as amended, modified or supplemented from time to time).

     "UNITED STATES" means the United States of America, its territories and possessions, any state of the United States and the District of Columbia.

     "UNITS" means the Class A Units and Class B Units issued or issuable to, or owned by, the unitholders of TRCH.

     "VOTING TRUST AGREEMENT" means that certain Voting Trust Agreement, dated as of November 12, 1999 (as amended, modified or supplemented from time to time), by and among WRG, John K. Castle as the "VOTING TRUSTEE", and each of the stockholders listed on the signature pages thereto.

     "WARRANTS" has the meaning specified in the RECITALS.

     1.02 OTHER DEFINITIONAL PROVISIONS. (a) All references to Articles and Sections are references to Articles and Sections of this Agreement. All references to Schedules are references to Schedules of the Disclosure Memorandum.

         (b) Terms defined in the singular have a comparable meaning when used in the plural, and vice versa.

         (c) The words "INCLUDE", "INCLUDES" and "INCLUDING" mean include, includes and including without limitation.

         (d) The terms "DOLLARS" and "$" mean United States dollars.

                                   ARTICLE II
                                PURCHASE AND SALE

     2.01 EXCHANGE OF SHARES. (a) Upon the terms and subject to the conditions of this Agreement, at the Closing, each Seller shall sell, transfer, convey, assign and deliver to TRC all of such Sellers' rights, title and interest in and to his, her or its Shares, free and clear of all Liens, and TRCH shall issue to each such Seller his, her or its Units as determined pursuant to Section 2.01(b) hereof.


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         (b) Upon the terms and subject to the conditions of this Agreement, each Seller owning Preferred Stock and Class A Common Stock shall exchange the number of shares of Preferred Stock designated in the column "Preferred Stock" and the number of shares of Class A Common Stock in the column "Class A Common Stock" corresponding to such Seller as set forth on EXHIBIT A attached hereto for that number of newly issued securities comprised of Class A Units and Class B Units of TRCH as set forth on EXHIBIT A; PROVIDED, HOWEVER, that in consideration of WRG's termination of (i) the Secured Promissory Note, dated November 12, 1999, by Leonard Dreyer in favor of WRG, in the original principal amount of $480,000, the number of Class A Units and Class B Units of TRCH Leonard Dreyer shall receive in exchange for his Shares shall include a reduction of Class A Units and Class B Units, the value of which shall equal the value attributed under this Agreement to 273 shares of Preferred Stock as set forth on EXHIBIT A; (ii) the Secured Promissory Note, dated November 12, 1999, by Gerald Tanaka in favor of WRG, in the original principal amount of $250,000, the number of Class A Units and Class B Units of TRCH Gerald Tanaka shall receive in exchange for his Shares shall include a reduction of Class A Units and Class B Units, the value of which shall equal the value attributed under this Agreement to 142 shares of Preferred Stock as set forth on EXHIBIT A; and
(iii) the Secured Promissory Note, dated November 12, 1999, by Charles Conine in favor of WRG, in the original principal amount of $90,000, the number of Class A Units and Class B Units of TRCH Charles Conine shall receive in exchange for his Shares shall include a reduction of Class A Units and Class B Units, the value of which shall equal the value attributed under this Agreement to 51 shares of Preferred Stock as set forth on EXHIBIT A.

         (c) Each Seller and each Unit issued to a Seller hereunder shall be subject to the terms and conditions of the TRCH Operating Agreement, the TRCH Registration Rights Agreement and the TRCH Unitholders Agreement.

     2.02 THE CLOSING. Subject to the terms and conditions of this Agreement, the Closing shall take place at 10:00 a.m., New York time, at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022, on the date of this Agreement.

     2.03 CLOSING DELIVERIES. At the Closing, each Seller shall deliver or cause to be delivered to TRC the stock, warrant or option certificates representing all of the Shares held by such Seller that are in certificated form. Such certificates shall be endorsed in blank or accompanied by duly executed stock powers or, in the event any such certificate has been lost, stolen or destroyed, an affidavit of loss with respect to such Shares, in a form reasonably acceptable to TRCH. At the Closing, TRCH shall deliver or cause to be delivered to each Seller (i) the consideration specified in SECTION 2.01 and (ii) joinders to the TRCH Operating Agreement, the TRCH Registration Rights Agreement and the TRCH Unitholders Agreement executed by each Seller and TRCH in the forms attached hereto as EXHIBIT B, EXHIBIT C and EXHIBIT D.

     2.04 TERMINATION OF STOCKHOLDERS AGREEMENTS. Simultaneous with but subject to the Closing, the Stockholders Agreements shall terminate without any further action by WRG or the Sellers.


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     2.05 TERMINATION OF VOTING TRUST AGREEMENT. Simultaneous with but subject to the Closing, the Voting Trust Agreement shall terminate without any further action by WRG, the Voting Trustee or the Sellers.

     2.06 TERMINATION OF OPTIONS. Phillip Ratner agrees that his Options shall, simultaneous but subject to the Closing, be cancelled and shall not thereafter be exercisable.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

     3.01 OWNERSHIP OF SHARES. Such Seller is, or in the case of shares of Preferred Stock or Class A Common Stock issuable upon exercise of the Options or the Warrants will be, the owner, beneficially and of record, of the Shares listed next to such Seller's name on EXHIBIT A attached hereto and such Shares are as of the date hereof, and as of the Closing will be, free and clear of any and all Liens. In the case of any Seller that is an individual, such Seller's Shares are not subject to any spousal rights or similar restrictions or such Seller's spouse has executed this Agreement, evidencing such spouse's consent to the execution, delivery and performance of this Agreement by such Seller and such spouse, as applicable.

     3.02 AUTHORIZATION. Such Seller has the requisite power and authority or legal capacity to execute and deliver this Agreement and each of the other Transaction Documents and to perform its obligations under this Agreement and each of the other Transaction Documents. The execution, delivery and performance of this Agreement by such Seller has been duly and validly authorized by all necessary action of such Seller and no additional authorization on the part of such Seller is necessary in connection with the execution, delivery and performance by such Seller of this Agreement, and the execution, delivery and performance of each of the other Transaction Documents by such Seller will be duly and validly authorized by all necessary action of such Seller.

     3.03 BINDING EFFECT. This Agreement has been, and each of the other Transaction Documents will be, duly executed and delivered by such Seller and this Agreement is, and each of the other Transaction Documents will be, when executed and delivered, a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to applicable bankruptcy, insolvency and similar Laws affecting creditors' rights generally and to general principles of equity.

     3.04 NO VIOLATIONS. The execution, delivery and performance by such Seller, of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated by this Agreement and the other Transaction Documents do not and will not (a) conflict with or violate any provision of the articles of incorporation, bylaws or other organizational documents of such Seller, (b) conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the giving of notice or the lapse of time or both) of any right or obligation of such Seller under any Contract to which such Seller is a party or to which any of its assets or properties is subject or (c) violate or result in a breach of, or constitute a default under, any Law or Judgment applicable to such Seller or by which such Seller or any of its assets or properties is bound or affected, except, in the cases of clauses (b) and (c), for any conflict, breach, default, termination, cancellation,


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acceleration or violation which, individually or in the aggregate, would not reasonably be expected to materially impair such Seller's ability to effect the Closing.

     3.05 CONSENTS AND APPROVALS. No Consent is required to be obtained by such Seller from, and no notice or filing is required to be given by such Seller to, or made by such Seller with, any Federal, state, local, foreign or other Governmental Authority or other Person in connection with the execution, delivery and performance by the Sellers of this Agreement or the other Transaction Documents, other than in all cases where the failure to obtain such Consent or to give or make such notice or filing would not, individually or in the aggregate, reasonably be expected to materially impair such Seller's ability to effect the Closing.

     3.06 INVESTMENT REPRESENTATION. Such Seller acknowledges that the Units being issued to such Seller are not registered under the securities laws of any jurisdiction and that such Seller is acquiring such Units for such Seller's own account, not as a nominee or agent, for investment, and not with a view to the distribution thereof. Such Seller is a sophisticated investor with knowledge and experience in financial and business matters, is capable of evaluating the risks and merits of such Seller's investment in the Units and has the capacity to protect such Seller's own interests. Such Seller is in a financial position to hold the Units for an indefinite period of time and is able to bear the economic risk and withstand a complete loss of his, her or its investment in the Units. Such Seller acknowledges that TRCH has given him, her or it the opportunity to ask questions of the officers and management employees of TRCH and its Subsidiaries, to obtain additional information about the assets, liabilities, prospects, indebtedness, business and financial condition of TRCH and its Subsidiaries, and access to the facilities, properties, books and records relating to the Perkins Business and the MC Business in order to evaluate the investment in the Units contemplated hereby. In addition to and not by way of limitation of the foregoing, such Seller acknowledges that an Affiliate of TRCH has entered into a management agreement with TRCH and one or more of its Subsidiaries that will provide such Affiliate annual management fees and other rights and benefits in connection therewith.

     3.07 RESTRICTED SECURITIES. Such Seller understands that the Units are being issued to such Seller, are characterized as "restricted securities" under the Federal securities laws inasmuch as they are being acquired from TRCH in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may not be resold without registration under the Securities Act unless an exemption from registration thereunder is available. Such Seller represents that it is familiar with Rule 144 promulgated under the Securities Act as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

     3.08 RESIDENCY. The jurisdiction of organization of such Seller that is not a natural Person and the residence of such Seller that is a natural Person is set forth on EXHIBIT A.

     3.09 ACCREDITED INVESTOR. Such Seller is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act.

     3.10 INVESTMENT INTENT. The Units being issued to such Seller are being acquired by such Seller for investment for his, her or its respective account, not as a nominee or agent, and not with a view to the distribution of any part thereof; such Seller has no present intention of


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selling, granting any participation in or otherwise distributing any of the
Units in a manner contrary to the Securities Act or to any applicable state securities or blue sky law, or under the TRCH Unitholders Agreement or the TRCH Operating Agreement, nor does such Seller have any Contract with any Person to sell, transfer or grant a participation to such Person with respect to any of the Units.

     3.11 LEGEND. If certificated, the certificates evidencing the Units shall, in addition to those provided for in the TRCH Operating Agreement and the TRCH Unitholders Agreement, bear the following legend:

          "The membership interests represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and such membership interests may not be offered, sold, pledged or otherwise transferred except (1) pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act or (2) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States."

                                   ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF WRG

     4.01 ORGANIZATION. WRG and its Subsidiaries are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of formation and have full corporate power and authority to conduct their business as it is now being conducted and to own, lease and operate their properties where now conducted, owned, leased or operated.

     4.02 CAPITALIZATION. The authorized capital stock of WRG consists of 600,000 shares, consisting of (i) 200,000 shares of preferred stock, par value $0.001 per share, of which 200,000 shares are designated Preferred Stock, (ii) 200,000 shares of Class A Common Stock, par value $0.001 per share, and (iii) 200,000 shares of Class B Common Stock, par value $0.001 per share. As of the date hereof, there are 42,040.657 shares of Preferred Stock issued and outstanding and 42,040.657 shares of Class A Common Stock issued and outstanding. All of such issued and outstanding Shares are (or will be in the case of the shares of Preferred Stock and Class A Common Stock to be issued upon exercise of the Options and the Warrants) held beneficially and of record by the Sellers. As of the date hereof, there are outstanding Options to purchase 1,439 shares of Class A Common Stock. As of the date hereof, there are outstanding Warrants to purchase 15,199.1313 shares of Preferred Stock and 14,499.7193 shares of Class A Common Stock. All of the issued and outstanding shares of Preferred Stock and all of the issued and outstanding shares of Class A Common Stock have been (or will be in the case of (x) the shares of Class A Common Stock to be issued upon exercise of the Options) and (y) the shares of Preferred Stock and Class A Common Stock to be issued upon exercise of the Warrants) duly authorized and are validly issued, fully paid and nonassessable, free of all preemptive or similar rights. Except for the Options and the Warrants, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require WRG or any Subsidiaries to issue, sell or otherwise cause to become outstanding any of its Shares. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to WRG or its Subsidiaries.

     4.03 AUTHORIZATION. The transactions contemplated by this Agreement have been and the transaction contemplated by the other Transaction Documents will be approved by all necessary corporate action of WRG, including approval of the transactions contemplated by this Agreement by WRG's stockholders. No additional authorization on the part of WRG is necessary in connection with the execution and delivery of this Agreement by WRG and the consummation of the transactions contemplated by this Agreement.

     4.04 NO VIOLATIONS. The execution, delivery and performance by WRG of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated by this Agreement and the other Transaction Documents do not and will not (1) conflict with or violate any provision of the certificate of incorporation, by-laws or other organizational documents of WRG or any of its Subsidiaries, (2) conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the giving of notice or the lapse of time or both) of any right or obligation of WRG or any of its Subsidiaries under, any material Contract, (3) violate or result in a breach of or constitute a default under, any Law or Judgment applicable to WRG or any of its Subsidiaries or by which WRG or any of its Subsidiaries or any of their assets or properties is bound or affected, (4) result in the imposition or creation of any Liens upon or with respect to any of the assets owned or used by WRG or its Subsidiaries, or (5) cause the suspension or revocation of any Permit necessary for WRG or any of its Subsidiaries to conduct the MC Business as currently conducted.

     4.05 CONSENTS AND APPROVALS. No Consent is required to be obtained by WRG from, and no notice or filing is required to be given by WRG to, or made by WRG with, any Federal, state, local, foreign or other Governmental Authority or other Person in connection with the execution, delivery and performance by the Sellers or WRG of this Agreement or the other Transaction Documents, other than in all cases where the failure to obtain such Consent or to give or make such notice or filing would not, individually or in the aggregate, reasonably be expected to be material to the operation of the MC Business or adversely affect the ability of WRG or the Sellers to consummate the transactions contemplated hereby and by the other Transaction Documents.

                                   ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF TRCH

     5.01 ORGANIZATION. TRCH and its Subsidiaries are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of formation and have full corporate power and authority to conduct their business as it is now being conducted and to own, lease and operate their properties where now conducted, owned, leased or operated.

     5.02 CAPITALIZATION. As of the date hereof, without giving effect to the transactions contemplated hereby, there are 657,230.73692 Class A Units and 657,230.73692 Class B Units issued and outstanding. All of the issued and outstanding Class A Units and Class B Units have been duly authorized and are validly issued, fully paid and nonassessable, free of all preemptive or similar rights. Except as set forth in the TRCH Unitholders Agreements and the TRCH Operating Agreement, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require TRCH or any Subsidiaries to issue, sell or otherwise cause to become outstanding any of its Units or shares as applicable.

     5.03 AUTHORIZATION. The transactions contemplated by this Agreement and the other Transaction Documents have been approved by all necessary limited liability company action of TRCH, including approval of the transactions contemplated by this Agreement by a majority of the outstanding Class B Units. No additional authorization on the part of TRCH is necessary in connection with the execution and delivery of this Agreement by TRCH and the consummation of the transactions contemplated by this Agreement.

     5.04 NO VIOLATIONS. The execution, delivery and performance by TRCH of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated by this Agreement and the other Transaction Documents do not and will not (1) conflict with or violate any provision of the certificate of incorporation, by-laws or other organizational documents of TRCH or any of its Subsidiaries, (2) conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the giving of notice or the lapse of time or both) of any right or obligation of TRCH or any of its Subsidiaries under, any material Contract, (3) violate or result in a breach of or constitute a default under, any Law or Judgment applicable to TRCH or any of its Subsidiaries or by which TRCH or any of its Subsidiaries or any of their assets or properties is bound or affected, (4) result in the imposition or creation of any Liens upon or with respect to any of the assets owned or used by TRCH or its Subsidiaries, or
(5) cause the suspension or revocation of any Permit necessary for TRCH or any of its Subsidiaries to conduct the Perkins Business as currently conducted.

     5.05 CONSENTS AND APPROVALS. No Consent is required to be obtained by TRCH from, and no notice or filing is required to be given by TRCH to, or made by TRCH with, any Federal, state, local, foreign or other Governmental Authority or other Person in connection with the execution, delivery and performance by TRCH of this Agreement or the other Transaction Documents, other than in all cases where the failure to obtain such Consent or to give or make such notice or filing would not, individually or in the aggregate, reasonably be expected to be material to the operation of the Perkins Business or adversely affect the ability of TRCH to consummate the transactions contemplated hereby and by the other Transaction Documents.

                                   ARTICLE VI
                                    COVENANTS

     6.01 REASONABLE BEST EFFORTS. Subject to the terms and conditions herein provided, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done as promptly as practicable, all things necessary, proper and advisable under applicable Laws to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

     6.02 DIRECTOR AND OFFICER COVERAGE; FIDUCIARY COVERAGE. TRC shall cause the persons serving as officers and directors of WRG and fiduciaries under MC Plans immediately prior to the Closing Date to be covered for a period of six (6) years from the Closing Date (the "COVERAGE PERIOD") by a directors' and officers' liability insurance policy, or a fiduciary's liability insurance policy, as applicable, with respect to acts and omissions occurring prior to the Closing Date which were committed by such officers, directors and/or fiduciaries in their capacity as such; PROVIDED, that such directors' and officers' liability insurance policy and/or fiduciary's liability insurance policy provides at least the same coverage and amounts and containing terms and conditions which are not less advantageous to such directors, officers and/or fiduciaries of WRG than the terms and conditions of the directors' and officers' liability insurance policy or fiduciary's liability insurance policy, as applicable, currently maintained by WRG. During any year of the Coverage Period, TRCH shall not be obligated to pay an aggregate annual premium greater than 250% of the aggregate annual premium paid or payable by WRG for the 2005 calendar year; provided, further, that if the aggregate annual premium for such coverage and amount of insurance during any year of the Coverage Period would exceed 250% of such annual rate, TRCH shall arrange for the greatest amount of coverage which shall then be available at an aggregate annual premium equal to 250% of such rate.

     6.03 OPTIONS. Any Options unexercised at Closing shall be cancelled and shall not thereafter be exercisable. The Stock Option Plan shall terminate effective immediately following the Closing.

     6.04 WARRANTS. WRG shall take all actions necessary to cause the exercise of the Warrants immediately prior to the Closing. Each Seller holding Warrants immediately prior to the Closing shall take all actions necessary to effect the cashless exercise of such Warrants immediately prior to the Closing.

     6.05 FURTHER ASSURANCES. From time to time after the Closing, upon the reasonable request of any party hereto, the other party or parties hereto shall execute and deliver or cause to be executed and delivered such further instruments, and take such further action, as the requesting party may reasonably request in order to effectuate the purposes, terms and conditions hereof.

                                  ARTICLE VII
                              CONDITIONS TO CLOSING

     7.01 GENERAL CONDITIONS. The obligations of each party to this Agreement to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions:

         (a) No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental or regulatory authority or instrumentality that prohibits the consummation of the transactions contemplated by this Agreement; and

         (b) All approvals and consents required by any applicable Laws have been obtained and all notices under such Laws have been provided to the requisite authorities prior to the Closing Date or within the time limits required by the applicable statute or regulation.

     7.02 CONDITIONS TO OBLIGATIONS OF SELLERS AND WRG. The obligation of Sellers and WRG to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver by the Sellers' Representative of each of the following conditions:

         (a) TRCH shall have delivered or cause to be delivered to the Sellers' Representative the joinders to the TRCH Operating Agreement, the TRCH Registration Rights Agreement and the TRCH Unitholders Agreement for each Seller duly executed by TRCH;

     7.03 CONDITIONS TO OBLIGATIONS OF TRCH AND TRC. The obligation of TRCH and TRC to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction each of the following conditions:

         (a) All of the Warrants shall have been accelerated and exercisable, and each Seller holding Warrants immediately prior to the Closing shall have effected the cashless exercise of such Warrants immediately prior to the Closing;

         (b) WRG shall have paid, or caused to be paid, in full all Indebtedness of WRG and its Subsidiaries listed on SCHEDULE 7.03(B), each holder of such Indebtedness shall have fully released WRG and its Subsidiaries and all Liens on any assets of WRG and its Subsidiaries shall have been released, and Purchaser shall have received evidence thereof reasonably satisfactory to it; and

         (c) The Sellers shall have delivered or cause to be delivered the certificates representing the Shares.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

     8.01 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing, except (a) for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Closing, which shall survive in accordance with their terms and (B) SECTIONS 3.01 (Ownership of Shares), 4.02 (Capitalization) and 5.02 (Capitalization). In no event shall the amount of losses or damages paid by a Seller for a breach of SECTION 4.02 or SECTION 3.01 (it being understood and agreed that a breach of the representations and warranties in SECTION 3.01 shall be deemed to be a breach by the applicable Sellers only and not the Company) exceed the amount of value attributable to the Units received by such Seller for his, her or its Shares under this Agreement and no Seller shall have any liability in respect of any other Seller's breach of SECTION 3.01. The Sellers shall be responsible, severally and not jointly, in accordance with their respective Proportionate Share, for any breach of the representations and warranties contained in SECTION 4.02.

     8.02 EXPENSES. Each party to this Agreement shall pay all fees and expenses incurred by it in connection with this Agreement and the transactions contemplated by this Agreement.

     8.03 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by TRCH, TRC and the Sellers' Representative.

     8.04 ASSIGNMENT. Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned, in whole or in part, by either party (whether by operation of Law or otherwise) without the prior written consent of the other party hereto, which shall be the Sellers' Representative in case of the Sellers. Any attempted assignment in violation of this SECTION 8.04 shall be void.

     8.05 WAIVER. Any of TRCH, TRC, the Sellers or WRG may (1) extend the time for the performance of any of the obligations or other acts of the other, (2) waive any inaccuracies in the representations and warranties of the other contained in this Agreement or in any document delivered by the other pursuant to this Agreement or (3) waive compliance with any of the agreements, or satisfaction of any of the conditions, contained in this Agreement by any other party. Any agreement on the part of a party to this Agreement to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by such party.

     8.06 NOTICES. Any notices or other communications required or permitted under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission or upon receipt after dispatch by reputable courier service that guarantees Business Day delivery or by registered or certified mail, postage prepaid, addressed as follows:

             If to any Seller to the addresses listed on their respective joinders to the TRCH Operating Agreement.

             If to the Sellers' Representative, or, after Closing, WRG to:

                           Castle Harlan Partners III, L.P.
                           c/o Castle Harlan, Inc.
                           150 East 58th Street
                           New York, New York 10155
                           Attention: David B. Pittaway and William M. Pruellage
                           Facsimile: (212) 207-8042

             If to TRCH or TRC or, after Closing, WRG to:

                           c/o The Restaurant Company
                           6075 Poplar Street
                           Memphis, TN 38119
                           Attention: Chief Executive Officer
                           Facsimile: (901) 766-6482

             With a copy to:

                           TRC Holding LLC
                           c/o Castle Harlan, Inc.
                           150 East 58th Street
                           New York, New York 10155
                           Attention: David B. Pittaway and William M. Pruellage
                           Facsimile: (212) 207-8042

or such other address as the Person to whom notice is to be given has furnished in writing to the other party. A notice of change in address shall not be deemed to have been given until received by the addressee.

     8.07 HEADINGS AND SCHEDULES. The descriptive headings of the Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The disclosure or inclusion of any matter or item on any Schedule shall not be deemed an acknowledgment or admission that any such matter or item is required to be disclosed or is material for purposes of the representations and warranties set forth in this Agreement.

     8.08 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York regardless of principles of conflicts of laws.

     8.09 NO THIRD PARTY RIGHTS. This Agreement is intended to be solely for the benefit of the parties to this Agreement and is not intended to confer any benefits upon, or create any rights in favor of, any Person other than the parties to this Agreement.

     8.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

     8.11 SEVERABILITY. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions of this Agreement shall not be affected and there shall be deemed substituted for the provision or provisions at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

     8.12 ENTIRE AGREEMENT. This Agreement (including the documents and instruments referred to in this Agreement) sets forth the entire understanding and agreement among the parties as to the matters covered in this Agreement and supersedes and replaces any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect to such understanding, agreement or statement. The parties hereto acknowledge that each has conducted its own independent review and analysis of the business and operations of TRCH and its Subsidiaries or WRG and its Subsidiaries, as applicable, and that it has been provided access to the properties, records and personnel of the applicable business for this purpose. In entering into this Agreement, the parties hereto have relied solely upon their own investigation and analysis and the representations and warranties set forth in this Agreement.

     8.13 SELLERS' REPRESENTATIVE.

         (a) DESIGNATION. Castle Harlan Partners III, L.P. is hereby designated by each of the Sellers to serve as the representative of such Sellers (the "SELLERS' REPRESENTATIVE") with respect to the matters expressly set forth in this Agreement and the other Transaction Documents to be performed on behalf of such Sellers, or by the Sellers' Representative.

         (b) AUTHORITY. Each of the Sellers hereby irrevocably the Sellers' Representative as the agent, proxy and attorney-in-fact for such Seller for all purposes of this Agreement and the other Transaction Documents including the full power and authority on such Seller's behalf to take any action contemplated in this Agreement or any other Transaction Documents, by or on behalf of such Seller in connection herewith and to do each and every act and exercise any and all rights which such Seller, or the Sellers collectively are permitted or required to do or exercise under this Agreement. Each of the Sellers agrees that such agency and proxy are coupled with an interest, are therefore irrevocable without the consent of the Sellers' Representative and shall survive the death, incapacity, bankruptcy, dissolution or liquidation of any Seller.

         (c) AUTHORITY; INDEMNIFICATION. Each Seller agrees that TRCH and TRC shall be entitled to rely on any action taken by the Sellers' Representative, on behalf of the Sellers, pursuant to SECTION 8.13(B) above (each, an "AUTHORIZED ACTION"), and that each Authorized Action shall be binding on each Seller as fully as if such Seller had taken such Authorized Action. Each Seller hereby severally, for itself only and not jointly, agrees to indemnify, defend and hold harmless the Sellers' Representative against all expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Sellers' Representative in connection with any Proceeding to which the Sellers' Representative is made a party by reason of the fact it is or was acting as Sellers' Representative pursuant to the terms of this Agreement, including the legal costs and expenses of defending themselves against any claim or liability in connection with their performance under this Agreement and any other Transaction Documents.

         (d) EXCULPATION. The Sellers' Representative shall not have by reason of this Agreement a fiduciary relationship in respect of any Seller. The Sellers' Representative shall not be liable to any Seller for any action taken or omitted by it or any agent employed by it hereunder or under any other document entered into in connection herewith. The Sellers' Representative shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement. Neither the Sellers' Representative nor any agent employed by it shall incur any liability to any Seller by virtue of the failure or refusal of the Sellers' Representative for any reason to consummate the transactions contemplated hereby or relating to the performance of its other duties hereunder, except for actions or omissions constituting fraud or bad faith.

     8.14 CONSENT TO JURISDICTION; JURY TRIAL; VENUE.

         (a) All disputes, litigation, Proceedings or other legal actions by a party to this Agreement in connection with or relating to this Agreement or any matters described or contemplated in this Agreement shall be instituted in the federal or state courts located in New York, New York and each party hereby irrevocably submits to the personal jurisdiction and venue of such courts for the purposes thereof. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action, or Proceeding by mailing a copy of such process or summons to it at its address set forth, and in the manner provided, in SECTION 8.06, with such service deemed effective on the fifteenth day after the date of such mailing.

         (b) Each party to this Agreement irrevocably waives the right to a trial by jury in connection with any matter relating to this Agreement or the transactions contemplated by this Agreement and, to the fullest extent permitted by applicable Law, any defense or objection it may now or hereafter have to the laying of venue of any Proceeding relating to this Agreement or the transactions contemplated by this Agreement brought in the federal or state courts located in New York, New York and any claim that any Proceeding under this Agreement brought in any such court has been brought in an inconvenient forum.

     8.15 FAIR CONSTRUCTION. This Agreement shall be deemed to be the joint work product of each party without regard to the identity of the draftsperson, and any rule of construction that a document shall be interpreted or construed against the drafting party shall not be applicable.

                                 * * * * * * * *

Each of the parties to this Agreement has caused this Agreement to be executed on its behalf by a duly authorized officer, all as of the day and year first above written.



                                      TRC HOLDING LLC


                                      By:/s/ William M. Pruellage
                                         ---------------------------------------
                                      Name:
                                      Title:



                                      THE RESTAURANT COMPANY


                                      By: /s/ Joseph F. Trungale
                                          --------------------------------------
                                      Name:
                                      Title:


                                      WILSHIRE RESTAURANT GROUP, INC.


                                      By: /s/ Charles A. Conine
                                          --------------------------------------
                                      Name:  Charles A. Conine
                                      Title: Secretary

                                      SELLERS

                                      CASTLE HARLAN PARTNERS III, L.P.

                                      By:  Castle Harlan, Inc., its Investment
                                           Manager


                                      By: /s/ Howard Weiss
                                          --------------------------------------
                                      Name:
                                      Title:

                                      CASTLE HARLAN OFFSHORE PARTNERS III, L.P.

                                      By:  Castle Harlan, Inc., its Investment
                                           Manager

                                      By: /s/ Howard Weiss
                                          --------------------------------------
                                      Name:
                                      Title:

                                      CASTLE HARLAN AFFILIATES III, L.P.

                                      By:  Castle Harlan, Inc., its Investment
                                           Manager


                                      By: /s/ Howard Weiss
                                          --------------------------------------
                                      Name:
                                      Title:

                                      FROGMORE FORUM FAMILY FUND, L.L.C.


                                      By: /s/ Howard Weiss
                                          --------------------------------------
                                      Name:
                                      Title:

                                      BRANFORD CASTLE HOLDINGS, INC.


                                      By: /s/ [Illegible]
                                          --------------------------------------
                                      Name:
                                      Title:


                                      /s/ Leonard M. Harlan
                                      ------------------------------------------
                                           LEONARD M. HARLAN

                                      PRUDENTIAL SECURITIES, CUSTODIAN FOR
                                      DAVID H. LOCKE IRA ROLLOVER


                                      By: /s/ David H. Locke
                                          --------------------------------------
                                      Name:  David H. Locke
                                      Title: Shareholder


                                      /s/ James A. Vickers
                                      ------------------------------------------
                                           JAMES A. VICKERS

                                      GERALD K. AND JEAN R. TANAKA
                                      REVOCABLE FAMILY TRUST DATED APRIL
                                      28, 2005


                                      By: /s/ Gerald K. Tanaka
                                          --------------------------------------
                                      Name:  Gerald K. Tanaka
                                      Title: Trustee


                                      /s/ Charles A. Conine
                                      ------------------------------------------
                                           CHARLES A. CONINE


                                      /s/ Leonard Dreyer
                                      ------------------------------------------
                                           LEONARD DREYER



                                      /s/ David B. Pittaway
                                      ------------------------------------------
                                           DAVID B. PITTAWAY



                                      /s/ Howard Weiss
                                      ------------------------------------------
                                           HOWARD WEISS

                                      MARC A. WEISS 1994 TRUST


                                      BY: /s/ Eli Feit
                                          --------------------------------------
                                      Name:  Eli Feit
                                      Title: Trustee

                                      MICHAEL D. WEISS 1994 TRUST


                                      BY: /s/ Eli Feit
                                          --------------------------------------
                                      Name:  Eli Feit
                                      Title: Trustee


                                      /s/ Sylvia Rosen
                                      ------------------------------------------
                                           Sylvia ROSEN

                                      /s/ William M. Pruellage
                                      ------------------------------------------
                                           WILLIAM M. PRUELLAGE


                                      MZ ASSOCIATES, LLC


                                      By: /s/ [Illegible]
                                          --------------------------------------
                                      Name:
                                      Title:


                                      /s/ Alexander G. Earls
                                      ------------------------------------------
                                           ALEXANDER G. EARLS



                                      /s/ Thomas J. Baldwin
                                      ------------------------------------------
                                           THOMAS J. BALDWIN



                                      /s/ Allen J. Bernstein
                                      ------------------------------------------
                                           ALLEN J. BERNSTEIN



                                      /s/ Phillip Ratner
                                      ------------------------------------------
                                           PHILLIP RATNER


                                      /s/ James W. Stryker
                                      ------------------------------------------
                                           JAMES W. STRYKER


                                      /s/ Gerald K. Tanaka
                                      ------------------------------------------
                                           GERALD K. TANAKA